                                                                  EXHIBIT 4.4

       UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

       TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         ENERGY CORPORATION OF AMERICA


No. ________                                                     $______________
                                                         CUSIP NO.:

               9 1/2% Senior Subordinated Note Due 2007, Series A

       Energy Corporation of America, a West Virginia corporation, promises to pay to Cede & Co. or registered assigns, the principal sum of Two Hundred Million Dollars on May 15, 2007.

       Interest Payment Dates: May 15 and November 15.

       Record Dates:  May 1 and November 1.

       Additional provisions of this Note are set forth on the other side of this Note.


                                           ENERGY CORPORATION OF AMERICA
                                           By:
Dated:_______________


[Seal]                                     -------------------------------------
                                           John Mork
                                           President and Chief Executive Officer



                                           -------------------------------------
                                           Pam Gates
                                           Secretary

TRUSTEE'S CERTIFICATE OF
       AUTHENTICATION

THE BANK OF NEW YORK,

       as Trustee, certifies that this
       is one of the Notes referred
       to in the Indenture.

By:


       --------------------------------
       Authorized Signatory

              9 1/2% Senior Subordinated Notes Due 2007, Series A


1.     Interest

       ENERGY CORPORATION OF AMERICA, a West Virginia corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called "ECA"), promises to pay interest on the principal amount of this Note at the rate per annum shown above provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, interest will accrue on this security at a rate of 9 1/2% per annum from and including the date on which any such Registration Default shall occur but excluding the date on which all Registration Defaults have been cured.

       ECA will pay interest semi-annually on May 15 and November 15 of each year, commencing November 15, 1997. Interest on the Notes will accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from May 23, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. ECA shall pay interest on overdue principal at the rate borne by the Notes.

2.     Method of Payment

       ECA will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 1 and November 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. ECA will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, ECA may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.     Paying Agent and Registrar

       Initially, The Bank of New York, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. ECA may appoint and change any Paying Agent, Registrar or co-registrar without notice. ECA or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.     Indenture

       ECA issued the Notes under an Indenture dated as of April 7, 1997 (the "Indenture"), between ECA and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of those terms.

       The Notes are unsecured senior subordinated obligations of ECA limited to $200,000,000 aggregate principal amount (subject to Section [2.07] of the Indenture). The Indenture imposes certain limitations on the incurrence of additional indebtedness by ECA and certain of its subsidiaries, the payment of dividends on, and the redemption of, capital stock of ECA and certain of its subsidiaries, the making of Investments, restrictions on distributions from certain subsidiaries, the use of proceeds from the sale of assets and subsidiary stock and transactions with affiliates. The Indenture also restricts the ability of ECA to consolidate or merge with or into, or to transfer all or substantially all its assets to, another person.

5.     Optional Redemption

       The Notes will be redeemable, at ECA's option, in whole or in part, at any time and from time to time on or after May 15, 2002, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount at maturity), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on or after April 1 of the years set forth below:

                                                          Redemption
                             Year                            Price
                                                          ----------
      2002  . . . . . . . . . . . . . . . . . . . . . .    104.750%

      2003  . . . . . . . . . . . . . . . . . . . . . .    103.167%
      2004  . . . . . . . . . . . . . . . . . . . . . .    101.583%

      2005  . . . . . . . . . . . . . . . . . . . . . .    100.000%

       In addition, at any time and from time to time prior to May 15, 2000, ECA may, at its option, on any one or more occasions, redeem up to 33 1/3% of the original aggregate principal amount of the Notes with all or a portion of the net proceeds of public sales of common stock of ECA, at a redemption price (expressed as a percentage of principal amount) equal to 109.50%, plus accrued and unpaid interest, if any, to the redemption date; provided, however, that at least 66 2/3% of the original aggregate principal amount of the Notes remains outstanding after each such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of the related sale of common stock of ECA.

6.     Notice of Redemption

       Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If any Note is to be redeemed in party only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new
Note in principal amount
equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on the Notes or portions of them called for redemption.

7.     Put Provisions

       Upon a Change of Control, any Holder of Notes will have the right to cause ECA to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the Notes of such Holder at a purchase price equal to 101% of the aggregate principal amount of the Notes to be repurchased plus accrued and unpaid interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

8.     Subordination

       The Notes are subordinated to Senior Debt. To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid. ECA agrees, and each Holder of a Note by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such subordination provisions and appoints the Trustee as attorney-in-fact for such purpose.

9.     Denominations, Transfer; Exchange

       The Notes are in registered form without coupons in denominations of $1,000 (or, in the case of Securities sold to institutional "accredited investors" as described in Rule 501(a) (1), (2), (3) or (7) under the Securities Act in a transaction intended to be exempt from registration under the Securities Act, minimum denominations of $500,000) and integral multiples of $1,000. Holders of Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder of a Note, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

10.    Persons Deemed Owners

       The registered Holder of this Note may be treated as the sole owner of such Note for all purposes.

11.    Unclaimed Money

       Subject to applicable abandoned property law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to ECA at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to ECA and not to the Trustee or Paying Agent for payment.

12.   Discharge and Defeasance

       Subject to certain conditions, ECA at any time may terminate some or all of its obligations under the Notes and the Indenture if ECA deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.    Amendment; Waiver

       Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount then outstanding of the Notes; and
(ii) any default or compliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Notes then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of a Note, ECA and the Trustee may amend the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of ECA's obligations in the case of a merger or consolidation, or to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the rights under the Indenture of any such Holder, or to comply with requirements of the SEC in connection with the qualification of the Indenture under the TIA.

14.    Defaults and Remedies

       Under the Indenture, Events of Default include (i) default for 30 days in payment of interest; (ii) default in payment of principal on the Notes at maturity, upon redemption, upon declaration, upon required repurchase or otherwise; (iii) failure by ECA to comply with other covenants in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of ECA or any of its Restricted Subsidiaries if the amount accelerated (or so unpaid) aggregates $10 million or more; (v) certain events of bankruptcy or insolvency with respect to ECA and its Restricted Subsidiaries; and (vi) certain judgments or decrees for the payment of money in excess of $10 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare the principal of and accrued but unpaid interest on such Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

       Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding such notice is in the interest of the Holders of Notes.

15.    Trustee Dealings with ECA

       The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of ECA, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

16.    No Recourse Against Others

       A director, officer, employee or stockholder, as such, of ECA or the Trustee shall not have any liability for any obligations of ECA under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations. By accepting a Note, each Holder of a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.    Authentication

       This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the face of this Note.

18.    Abbreviations

       Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.    CUSIP Numbers

       Pursuant to the recommendation promulgated by the Committee on Uniform Security Identification Procedures, ECA has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use such CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                      ---------------------------------

       ECA will furnish to any Holder of a Note upon written request and without charge to such Holder of a Note a copy of the Indenture which contains the text of this Note in larger type. Requests may be made to:

                         Energy Corporation of America
                      4643 South Ulster Street, Suite 1100
                             Denver, Colorado 80237
                          Attention: J. Michael Forbes

===============================================================================

                                ASSIGNMENT FORM

To assign this Note, complete the form below:

I or we assign and transfer this Note to:

             [Print or type assignee's name, address and zip code]

                 [Insert assignee's soc. sec. or tax I.D. No.]


and irremovably appoint ______________________ agent to transfer this Note on the books of ECA. The agent may substitute another to act for him.

===============================================================================

Date:                                      Your Signature:
      ------------------                                   --------------------

===============================================================================
Sign exactly as your name appears on the face of this Note.

                   OPTION OF HOLDER OF NOTE TO ELECT PURCHASE

       If you elect to have this Note purchased by ECA pursuant to Article IV or Section 5.07 of the Indenture, check the box:

                                      [ ]

       If you elect to have only part of this Note purchased by ECA pursuant to
Article IV or Section 5.07 of the Indenture, state the amount:

                                                         $______________________





Date:                                      Your Signature:
      ------------------                                   ---------------------


                                                  (Sign exactly as your name
                                                  appears on the face of the
                                                  Note)

Signature Guarantee:
                     -----------------------------------------------------------

                     (Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company)

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

       The following increases or decreases in this Global Note have been made:





--------------------------------------------------------------------------------------------------------------
                  Amount of          Amount of          Principal Amount of
                  decrease in        increase in        this Global Note
                  Principal          Principal Amount   following such         Signature of authorized
 Date of          Amount of this     of this Global     decrease or            signatory of Trustee or Notes
 Exchange         Global Note        Note               increase               Custodian
--------------------------------------------------------------------------------------------------------------








--------------------------------------------------------------------------------------------------------------